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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                    VASCO DATA SECURITY INTERNATIONAL, INC.

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), do execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST. The name of the corporation (hereinafter, the "Corporation") is VASCO Data Security International, Inc.

     SECOND. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is Fifty Million Five Hundred Thousand (50,500,000) shares, divided into Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as "Common Stock") and Five Hundred Thousand (500,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

                                  COMMON STOCK

     Subject to the rights of any Preferred Stock of any series issued and outstanding, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation (the "Board") out of funds legally available therefor, each issued and outstanding share of Common Stock shall entitle the holder thereof to share ratably in all assets available for distribution to holders of Common Stock in the event of any liquidation, dissolution or winding up of the Corporation, and, except as otherwise provided by law, each issued and outstanding share of Common Stock shall entitle the holder thereof to cast one vote on each matter submitted to a vote of the stockholders of the Corporation.

                                PREFERRED STOCK

     The Board is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of


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Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, or payment of shares of that series; (h) Any other relative rights, preferences and limitations of that series.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     FIFTH. The Board shall have the power to adopt, amend or repeal the by-laws.

     SIXTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     SEVENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the


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initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are duly elected and qualified, are:

             T. Kendall Hunt     1919 S. Highland Ave., Suite 118-C
                                 Lombard, Illinois 60148

             Forrest D. Laidley  1919 S. Highland Ave., Suite 118-C
                                 Lombard, Illinois 60148

             Robert A. Anderson  1919 S. Highland Ave., Suite 118-C
                                 Lombard, Illinois 60148

             Gerald Guice        1919 S. Highland Ave., Suite 118-C
                                 Lombard, Illinois 60148

             Michael A. Mulshine 1919 S. Highland Ave., Suite 118-C
                                 Lombard, Illinois 60148


     EIGHTH. The incorporator of the Corporation is Gregory T. Apple, whose mailing address is c/o VASCO CORP., 1919 S. Highland Ave., Suite 118-C, Lombard, Illinois 60148.



     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this the 14th day of July, 1997.

                                        /s/ Gregory T. Apple
                                        -------------------------------
                                        Gregory T. Apple
                                        Incorporator


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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 01:00 PM 08/12/1997
                                                        971268904 - 2773477



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    VASCO DATA SECURITY INTERNATIONAL, INC.

                 ----------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                 ----------------------------------------------

        VASCO DATA SECURITY INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: The Certificate of Incorporation of the Corporation is hereby amended as follows:

    The first paragraph of Article FOURTH is amended to read in its entirety as follows:

                "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 75,500,000 shares, divided into 75,000,000 shares of common stock, $.001 par value per share (hereinafter referred to as "Common Stock"), and 500,000 shares of preferred stock, $.01 par value per share (hereinafter referred to as "Preferred Stock").

        SECOND: The amendment to the Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and duly adopted by the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") and by written consent of such sole stockholder pursuant to Section 228 of the DGCL.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of this 11th day of August, 1997.


                                        VASCO DATA SECURITY
                                        INTERNATIONAL, INC.



                                        By: /s/ T. Kendall Hunt
                                           ----------------------------------
                                           T. Kendall Hunt
                                           President